UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 7, 2016
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 7, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the grant of supplemental incentive awards (“Supplemental Awards”) to certain of the Company’s Named Executive Officers (the “NEOs”) as set forth in the Company’s proxy statement dated April 8, 2016. The Supplemental Awards are intended to further align these executives with the Company’s strategic goals and to provide additional performance incentives in light of the challenges in the current retail environment, and were granted off-cycle to allow the Committee to carefully consider this matter in the context of the Company’s strategic plans. The Company’s Co-Presidents, Blake W. Nordstrom, Peter E. Nordstrom and Erik B. Nordstrom each received a Supplemental Award valued at $568,875 and Christine F. Deputy, Executive Vice President-Human Resources received a Supplemental Award valued at $810,000.
Seventy-five percent (75%) of the value of each NEO’s Supplemental Award will be in the form of restricted stock units (“Supplemental RSUs”). The Supplemental RSU awards are effective as of the date of Committee approval: June 7, 2016. Supplemental RSUs entitle the participant to settle in shares of Company common stock. Vesting of the Supplemental RSUs will occur 50% on June 10, 2018 and 50% on June 10, 2019, subject in each case to the NEO’s continued employment with the Company as of each vesting date. The actual number of Supplemental RSUs to be awarded to each individual above is a function of the fair value of a restricted stock unit, which is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends.
The remaining twenty-five percent (25%) of the value of each NEO’s Supplemental Award will be in the form of options to purchase shares of the Company’s common stock (“Supplemental Options”). The Supplemental Option awards are effective as of the date of Committee Approval, June 7, 2016, and the exercise price for Supplemental Options is the closing price of the Company’s common stock on that date: $40.50. The actual number of Supplemental Options to be awarded to each NEO will be determined based on the fair value of a Company nonqualified stock option, as determined under the Binomial Lattice model. That model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. Supplemental Options will cliff-vest 100% on June 10, 2019, subject to the NEO’s continued employment with the Company as of the vesting date.
The forms of 2016 Supplemental RSU Award Agreement and 2016 Supplemental Nonqualified Stock Option Grant Agreement will be filed exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: June 13, 2016